Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We hereby consent to the incorporation by reference in the Registration Statement of Takung Art Co., Ltd. on Form S-8 (FILE NO. 333-206623) of our report dated May 8, 2020, with respect to our audit of the consolidated financial statements of Takung Art Co., Ltd. as of December 31, 2019, which report is included in this Annual Report on Form 10-K of Takung Art Co., Ltd. for the year ended December 31, 2019.

/s/ Marcum Bernstein & Pinchuk LLP

Marcum Bernstein & Pinchuk LLP

Beijing, China
March 31, 2021